UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2024

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

142 West, 57th Street, 11th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On June 6, 2024, Christopher Towers resigned from the Board of Directors (the “Board”) of Intelligent Bio Solutions Inc. (the “Company”), effective June 7, 2024. In connection with his resignation, Mr. Towers also resigned from the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. At the time of his resignation, Mr. Towers was the Chairman of the Audit Committee and the Nominating and Corporate Governance Committee. The Company is grateful to Mr. Towers for his service and contributions to the Board.

Mr. Tower’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of New Director

On June 7, 2024, upon recommendation of the Nominating and Corporate Governance Committee, the Board appointed Nicola Fraser to the Board to fill the vacancy created by Mr. Tower’s resignation. Ms. Fraser was also appointed by the Board to the Audit Committee and will serve as the Chair of the Audit Committee. The Board determined that Ms. Fraser is “independent” within the meaning of the rules of the Nasdaq Stock Market. Ms. Fraser was appointed until her successor is duly elected and qualified. Below is certain biographical information regarding Ms. Fraser.

Nicola Fraser, age 48, is currently the Managing Partner of NextKey Services LLC, a financial consulting company she co-founded in 2019 that advises high-growth companies on strategic financial matters. From 2015 to 2018, prior to founding NextKey, Ms. Fraser served as Executive Director – Finance, Regulatory Capital at JP Morgan Chase. While at JP Morgan Chase and in her previous senior executive positions at Fannie Mae and Deloitte, she led significant financial transformations and regulatory compliance initiatives. Ms. Fraser is an active CPA, licensed in Texas, and holds an AICPA Chartered Global Management Accountant (CGMA) designation.

There are no family relationships between Ms. Fraser and any of the Company’s directors or executive officers.

There are no arrangements or understandings between Ms. Fraser and any other person pursuant to which she was selected as a director. There has been no related person transaction, nor is there any currently proposed related person transaction, between Ms. Fraser and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Fraser will be entitled to receive the same compensation and indemnification for her service on the Board and its committees as the Company’s other independent directors, as described in the Company’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on November 16, 2023.

Other Committee Appointments

On June 7, 2024, to fill the vacancies caused by Mr. Tower’s resignation, the Board appointed Steven Boyages to both the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Boyages was also appointed as the Chair of the Nominating and Corporate Governance Committee. As a result of the new committee appointments, the committees of the Board of Directors now consist of the following members:

Audit Committee: Nicola Fraser (Chair), Lawrence Fisher, and Jonathan Hurd

Compensation Committee: Jonathan Hurd (Chair), Steven Boyages, and Lawrence Fisher

Nominating and Corporate Governance Committee: Steven Boyages (Chair), Jonathan Hurd, and Jason Isenberg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2024
INTELLIGENT BIO SOLUTIONS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer